UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 10, 2006


                             ADSOUTH PARTNERS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


           Nevada                      0-33135                68-0448219
---------------------------- ---------------------------- --------------------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

            1141 South Rogers Circle, Suite 11, Boca Raton, FL 33487
                    (Address of principal executive offices)

Registrant's telephone number, including area code:     (561) 750-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 11, 2006, Adsouth Partners, Inc. (the "Company") entered into an agreement dated December 10, 2006, with New Valu, Inc. and HSK Funding, Inc. At the time of the parties entered into this agreement, the Company's 80%-owned subsidiary, Genco Power Systems, Inc., owed $1,866,666 to New Valu and $156,250 to HSK. The Company had guaranteed these loans, and pledged its 80% interest in Genco and 625,000 shares of MFC Development Corp. that were owned by the Company as security for payment of these loans. Further, Genco did not have sufficient funds to continue its operations and it had significant potential liabilities with respect to customer deposits for generators.

Pursuant to the agreement with New Value and HSK, on December 11, 2006:

        * The Company's obligations under its guarantee to New Valu were terminated.

        *   The Company transferred to New Valu its 80% interest in Genco.

        * The Company sold 625,000 shares of MFC Development common stock to HSK for $156,250 and used the proceeds to pay HSK the $156,250 due to HSK.

        * Any obligations from Genco to the Company were terminated, including any obligations Genco has pursuant to an oral lease of office space in Boca Raton, StateFlorida.

As a result of this transaction:

        *   The Company ceased to have any ownership interest in Genco.

        *   Genco's operations are treated as discontinued operations.

        * None of Genco's assets or liabilities will be reflected as assets or liabilities on the Company's balance sheet.

John Acunto, who, together with his wife, is the Company's largest common stockholder, was also a guarantor of Genco's obligations to New Valu. Contemporaneously with the Company's agreement with New Valu and HSK, Mr. Acunto entered into a separate agreement with New Valu pursuant to which he acknowledged that his previous guarantee of Genco's obligations remains in full force and effect. The agreement also provides that:

        * Mr. Acunto will cause the commons stock which he and his wife own in the Company to be pledged to New Valu as collateral for the loan;

        *   Mr. Acunto's employment agreement with Genco is terminated; and

        * Mr. Acunto and Genco the parties will negotiate in good faith with respect to a new employment agreement.


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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2006, Anton Lee Wingeier resigned as a director, chief executive officer and chief financial officer of the Company and any other positions he held with the Company or its subsidiaries.

On December 11, 2006, the board of directors elected Loren R. Haynes as interim chief executive officer. Mr. Haynes, 45, has been a director since December 2005. Mr. Haynes has been the placeSouth Florida regional manager for Genco since May 29, 2006. From 2005 until May 2006, Mr. Haynes was vice president of sales and marketing for United Auto Group, an automobile brokerage firm. From 1997 to 2005 he was customer service engineer/installation coordinator for Sentry Technology Corp., a manufacturer of traveling robotic CCTV systems for industrial use. Mr. Haynes is the brother-in-law of John P. Acunto, Jr., a greater than 37% stockholder. Mr. Haynes was the designee of Mr. Acunto, as provided in his consulting agreement.

Item 9.01.  Financial Statements and Exhibits.

            (b)   Pro forma financial information (See Exhibit 99.4)

            (c)   Exhibits

            99.1 Agreement dated December 10, 2006 among the Company and New Valu, Inc. and HSK, Inc.
            99.2 Agreement dated December 10, 2006 between New Valu, Inc. and John Acunto.
            99.3 Letter dated December 10, 2006 from Anton Lee Wingeier to the Company.
            99.4  Pro forma financial information.






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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ADSOUTH PARTNERS, INC.
                                                 (Registrant)

Date: December 14, 2006                /s/  Loren R. Haynes
                                         ------------------
                                           Loren R. Haynes
                                           Interim Chief Executive Officer





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